EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated March 24, 2010 relating to the consolidated balance sheet of HASCO Medical, Inc. at December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008. We also consent to the reference to our firm under the caption “Experts” in the prospectus.

/s/ SHERB & CO., LLP

Certified Public Accountants

Boca Raton, Florida

February 11, 2011